SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: February 29, 2000


                                 WATCHOUT!, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



Utah                          0114244                  84-0959153
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)

           20283 State Road 7, Suite #400, Boca Raton, FL 33498
           ----------------------------------------------------------
                                 (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (561) 482-9420




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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

     Innovative Cybersystems Corp. has completed the terms of its acquisition contract of shares of WatchOut!, Inc. and has acquired 6,376,922 shares from David Galoob, Robert Galoob, and Archangel Holdings, LTD. collectively. Certain conditions were waived regarding the transaction involving negotiation of debt. Innovative Cybersystems Corp. has options to purchase an additional 1,750,000 common shares from David and Robert Galoob.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     1. WatchOut!, Inc. d/b/a Innovative Cybersystems Corporation has entered into a Share Purchase Agreement to purchase 51% of the outstanding stock of M. Johnson & Associates Communications, Inc. which owns rights to market connectivity to a high speed communications network in Washington, D.C.

     2. WatchOut!, Inc. d/b/a Innovative Cybersystems Corporation has agreed to acquire an interest in a telecommunications company, WirelessOn.com in Canada for up to $2,750,000 which would purchase up to 455,172 shares (27.5%) of WirelessOn.com.

     3. WatchOut!, Inc. d/b/a Innovative Cybersystems Corporation has signed a Letter of Intent to invest in International Mercantile Corp., also known as MicroMatix.net, for preferred stock in an amount up to $500,000.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

     None.



ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None.



ITEM 5.    OTHER EVENTS

     None.


ITEM 6.    RESIGNATION AND APPOINTMENT OF DIRECTORS

     Jack Russell has resigned as an officer and director of WatchOut!, Inc. and Innovative Cybersystems Corporation.

     Michelle Long has resigned as a director of WatchOut!, Inc.

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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

         Exhibits:

        10.1     Share Purchase Agreement -
                              M. Johnson & Associates Communications, Inc.
        10.2     Share Purchase Agreement - WirelessOn.com
        10.3 Letter of Intent - International Mercantile Corporation a/k/a MicroMatix.net, Inc.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 2, 2000                              WatchOut!, Inc.


                                                  By:/s/Kevin Waltzer
                                                  Kevin Waltzer, President








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